Exhibit 21.1

Peck Subsidiaries

Peck Electric Co.
4050 Williston Road
#511
South Burlington, VT 05403

Blissville Road LLC
4050 Williston Road
#511
South Burlington, VT 05403

Upper Road LLC
4050 Williston Road
#511
South Burlington, VT 05403